PROSPECTUS

BRAZOS INTERNATIONAL EXPLORATION, INC.

4,000,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.

SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 4 - 6.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: June 30, 2008

TABLE OF CONTENTS

Summary…………………………………….…...………………………………………………………	3
Risk Factors………………………………………………………………………………………...……	5
Use of Proceeds………………………………………………………………………………………….	10
Determination of Offering Price…………………………………………………………………………	15
Dilution…………………………………………………………………………………………………..	15
Selling Shareholders……………………………………………………………………………………..	16
Plan of Distribution……………………………………………………………………………………...	19
Legal Proceedings……………………………………………………………………………………….	21
Directors, Executive Officers, Promoters and Control Persons……………………………………	22
Security Ownership of Certain Beneficial Owners and management……………………………..	21
Description of Securities………………………………………………………………………………...	22
Interests of Named Experts and Counsel………………………………………………………..……	21
Disclosure of Commission Position of Indemnification for Securities Act Liabilities………..……	22
Organization Within Last Five Years…………………………………………………………………	22
Description of Business………………………………………………………………………….…….	24
Plan of Operation…………………………………………………………………………………..…..	29
Description of Property……………………………………………………………………………..….	25
Certain Relationships and Related Transactions…………………………….……………………...	25
Market for Common Equity and Related Stockholder Matters………………………………………	24
Executive Compensation………………………………………………………………………………..	25
Financial Statements…………………………………………………………………………………….	27
Changes in and Disagreements with Accountants Disclosure………………………………….…..	28

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration.  To date, we have not conducted any exploration on our 16 mineral claims in the Laurentides Region near Mont Laurier, Quebec, as filed for record with Quebec Resources Naturelles et Faune:

We own a 100% interest in the mining claims comprising the Lac Dube claims, located approximately 200 km northwest and 65-70 km northeast of Montreal and Mont-Laurier, respectively. The property, which consists of 16 contiguous mining claims (940.04 ha), is situated in the Franchere Township (NTS Map 31J/15) in southwestern Quebec. The property is easily accessible by provincial highways, paved and all-weather gravel roads from major centers of Quebec (Montreal) and Quebec (Ottawa).

  We purchased these claims from Mr. Michael Carr of Calgary, Alberta for a cash payment of $ 6,500 and 500,000 shares of our common stock at a price of $0.001 per share ($500) for a total price of $7,000.

Our objective is to conduct mineral exploration activities on the Lac Dube claims in order to assess whether it possesses economic reserves of precious and/or base metals, especially uranium.  We have not yet identified any economic mineralization on the property.  Our proposed exploration programs are designed to search for an economic mineral deposit.

We were incorporated in the State of Nevada on January 11, 2007.  Our principal offices are located at 2818 Fort Hamilton Parkway, Brooklyn, NY 11218.

The Offering:

Securities Being Offered: Up to 4,000,000 shares of common stock.

Offering Price: The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering: The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 4,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than one year from the effective date of this registration statement.

Securities Issued and to be Issued:  5,100,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data March 31, 2007
Cash $10,383
Total Assets $10,383
Liabilities -
Total Stockholders’ Equity $10,383

Statement of Loss and Deficit
From Incorporation on
January 17, 2007 to March 31, 2008
Revenue $ 0
Net Loss ($26,217)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Lac Dube claims, and therefore we will need to obtain additional financing in order to complete our business plan.  As of March 31, 2008 we had cash in the amount of $10,383.  We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Lac Dube claims.  We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization.  We will also require additional financing if the costs of the exploration of the Lac Dube claims are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for base and precious metals and uranium, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Lac Dube claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Lac Dube claims in the fall of 2008, we have not yet commenced exploration on the property.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on January 11, 2007 and have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Lac Dube claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of Uranium.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  Our exploration of the Lac Dube claims may not result in the discovery of commercial quantities of copper, silver or gold.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF URANIUM ON THE LAC DUBE CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE LAC DUBE CLAIMS.

The Lac Dube claims do not contain any confirmed bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to further develop the property.  At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent accountant’s report to our audited financial statements for the period ended March 31, 2008, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Lac Dube claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors do not have any technical training in the field of geology.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Keating intends to devote 10 hours per week to our business affairs. It is possible that the demands on Mr. Keating from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Keating may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

 Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 4,000,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation Regulation D of Rule 506 of the Securities Act of 1933. The shares include the following:

4,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D, Rule 506 of the Securities Act of 1933 and was completed on December 4, 2007;  and 500,000 shares of our common stock completed March 25, 2008 that was exempt from registration under Regulation S of the Act.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;

2.  the total number of shares that are to be offered for each;

3.  the total number of shares that will be owned by each upon completion of the offering; and

4.

 the percentage owned by each upon completion of the offering.

Name of selling Shareholder	Shares owned prior to this offering	Total number of shares to be offered for selling shareholder’s account	Total shares to be owned Upon completion of this offering	Percent owned upon completion of this offering
Thomas Muratore	100,000	100,000	-0-	-0-

Keith F. Edmonson	100,000	100,000	-0-	-0-

Philip P. Carter	100,000	100,000	-0-	-0-

Noel DiGerolamo	100,000	100,000	-0-	-0-

Rosemary E. Carey	100,000	100,000	-0-	-0-

John E. Frayler	100,000	100,000	-0-	-0-

Victoria Frayler	100,000	100,000	-0-	-0-

Scott Frayler	100,000	100,000	-0-	-0-

Eric Leest	100,000	100,000	-0-	-0-

Courtney A. Kouril	100,000	100,000	-0-	-0-

Anthony DeRosa	100,000	100,000	-0-	-0-

William Devine	100,000	100,000	-0-	-0-

Ernest Thompson	100,000	100,000	-0-	-0-

Robert Kirwan	100,000	100,000	-0-	-0-

Connor Kriekle	100,000	100,000	-0-	-0-

William Tricarico	100,000	100,000	-0-	-0-

Michael A. Colleti	100,000	100,000	-0-	-0-

William King	100,000	100,000	-0-	-0-

Patricia King	100,000	100,000	-0-	-0-

Linda A. Muratore	100,000	100,000	-0-	-0-

James Callas	100,000	100,000	-0-	-0-

Michelle Kallas	100,000	100,000	-0-	-0-

Bruce I. Lander	100,000	100,000	-0-	-0-

Gayle K. Lander	100,000	100,000	-0-	-0-

Brian S. Smetana	100,000	100,000	-0-	-0-

Sarah R. Smetana	100,000	100,000	-0-	-0-

John Caruana	100,000	100,000	-0-	-0-

Frank J. Fazzari	100,000	100,000	-0-	-0-

Jane Reilly	100,000	100,000	-0-	-0-

James E. Keating*	100,000	100,000	-0-	-0-

Rebecca Kerster	100,000	100,000	-0-	-0-

Rocco Muratore	100,000	100,000	-0-	-0-

George Tebbit	100,000	100,000	-0-	-0-

Amy Keller	100,000	100,000	-0-	-0-

Daniel McLaughlin	100,000	100,000	-0-	-0-

Kevin Donlon	100,000	100,000	-0-	-0-

Michael Carr	500,000	500,000	-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,100,000 shares of common stock outstanding on the date of this prospectus.

*James Keating is the adult brother of our president, David Keating.

Other than as described above, none of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Plan of Distribution

No market currently exists for our shares. The price reflected in this prospectus of $0.03 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.03 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The $0.03 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

 If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

      In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

 *  bid and offer quotations for the penny stock;

 *  the compensation of the broker-dealer and its salesperson in the transaction;

*  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

               * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1805 Carson, #188, Carson City, NV 89701.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name of Director

Age

David Keating

 37

Mathew Elsner

 36

Executive Officers:

Name of Officer

Office

David Keating

President, Treasurer, Chief Executive Officer and Principal Accounting Officer

Mathew Elsner

Secretary

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

David Keating, President, Treasurer Chief Executive Officer and Principal Accounting Officer

1/05 – Present PHOENIX/BEEHIVE BEVERAGES, Long Island City, NY

Sales Representative

.

8/03 – 3/04 UNION PLANTERS BANK, Ft. Lauderdale, FL

Vice President, Business Banking Relationship Manager

.

3/03 – 8/03 FLEETBOSTON FINANCIAL CORPORATION, Boca Raton, FL

Vice President, Business Development Advisor

Mathew Elsner, Secretary

EDUCATION:

9/02 – 5/04

BARUCH COLLEGE, Zicklin School of Business, New York, NY

Full-Time Honors Program

Master of Business Administration, June 2004

Concentration: Marketing

•

Jack Nash Scholar – 3.7 GPA (4.0 GPA for marketing coursework)

•

Founder and President, Corporate Responsibility, Ethics, and Governance Association

•

Co-author, Baruch Student Guide to Academic Integrity

NEW YORK UNIVERSITY, College of Arts and Sciences

New York, NY

Bachelor of Arts, May 1995

Concentrations: International Politics, History

•

Dean’s List

11/07 – PRES.

INDEPENDENT CONSULTANT (MARKETING AND MANAGEMENT)

7/07 – 11/07

PR NEWS WIRE

7/06 – 7/07

INDEPENDENT CONSULTANT (MARKETING)

7/04 – 7/06

SHOWTIME NETWORKS INC.

Senior Manager, Point of Sale Marketing/Training

12/03-5/04

INTERNATIONAL CENTER FOR CORPORATE ACCOUNTABILITY, INC.

New York, NY

Senior Research Associate

6/03-8/03

PEACEWORKS, LLP.

New York, NY

Public Relations/Marketing Maven (Summer MBA Internship)

Term of Office

Our directors have been appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July 21, 2004.  Except as otherwise indicated, all shares are owned directly.

                                                                                            Amount of

Title of                               Name and address                  beneficial                        Percent

Class                                of beneficial owner                  ownership                        of class

Common	David Keating 2818 Fort Hamilton Parkway Brooklyn, NY 11218	600,000	11.76

Common	Mathew Elsner 92 Newel Street Brooklyn, NY	500,000	9.80

The percent of class is based on 5,100,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of stock at a par value of $0.001 per share.

Common Stock

Our authorized common stock consists of 70,000,000 shares with a par value of $0.001 per share

As of March 31, 2008, there were 5,100,000 shares of our common stock issued and outstanding, held by 38 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our authorized preferred stock is 10,000,000 shares with a par value of $0.001.  Our board of directors is empowered to set the series, class and terms of any preferred share issue. No preferred shares are issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moore and Associates, Chartered, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on January 11, 2007 under the laws of the state of Nevada.  On that date David Keating was appointed as our director.  As well, Mr. Keating was appointed as our President, Chief Executive Officer Secretary and Treasurer.  On November 16, 2007 Mathew Elsner joined our board of directors as Secretary Treasurer.

Description of Business

In General

Prices of base metals (copper, lead, zinc, etc.) are at historic highs.  Gold, silver and platinum are at their highest prices in years.  Uranium is currently over $95.00 per pound.  Mining prospects that a few years ago would be rejected are now economically feasible.  Exploration for minerals all over the world has opened new areas for investigation.

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Lac Dube claims.  Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Lac Dube claims is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to several mineral claims located in the Laurentides Region near Mont Laurier, Quebec, as filed for record with Quebec Resources Naturelles et Faune:

In order to acquire the claims, we paid $6,500 cash and 500,000 shares of our common stock to Mr. Michael Carr, the vendor of the property in an arm’s length transaction.

Our plan of operation is to determine whether the Lac Dube claims contain reserves of Uranium, gold and/or silver that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of sufficient reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the Lac Dube claims and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Lac Dube Claims Purchase Agreement

On March 19, 2007, we entered into an agreement with Mr. Michael Carr of Calgary, Alberta, Canada, whereby he agreed to sell us a total of 16 claim units comprising a large block of mineral claims located 200 km northwest of Montreal and 65-70 km northeast of a small city, Mont-Laurier (Figure 1 and 2). It is centered on Latitude 46°55¢30²North and Longitude 74°58¢30²West and occurs within NTS Map sheet 31J/15.

We agreed to have Mr. Carr hold these claims in trust on our behalf for the sum of $6,500 and 500,000 shares of our restricted stock for a 100% undivided right, title and interest in and to these claims.

Title to the Lac Dube claims

The Lac Dube claims consist of one large block of mineral claims covering an area of 940.04 hectares (2,323 acres).  A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration to ground.  Such rights may be transferred or held in trust.  The claims comprising the Lac Dube claims are registered 100% in the name of Ridgestake Resources. These claims will only be valid as long as we spend a minimum of $1,200 in exploration work on each one each year.  The minimum expenditure on our group of claims must be made on or before November 23, 2008.

If Michael Carr, as trustee, becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in Quebec courts.

The registration of the claims in the name of a trustee does not impact a third party’s ability to commence an action against us respecting the Lac Dube claims or to seize the claims after obtaining judgment.

 List of Claims – Lac Dube Property

-----------------------------------------------------------------------------------------------------------

NTS Sheet

Claim #

Area

Work Required

Expiry Date

(CDC)

(ha)

(CDN$)

-----------------------------------------------------------------------------------------------------------

31J/15

203 4624

58.76

1,200.00

Nov 23, 2008

31J/15

203 4625

58.76

1,200.00

Nov 23, 2008

33J/15

203 4626

58.76

1,200.00

Nov 23, 2008

31J/15

203 4627

58.76

1,200.00

Nov 23, 2008

31J/15

203 4628

58.76

1,200.00

Nov 23, 2008

31J/15

203 4629

58.76

1,200.00

Nov 23, 2008

31J/15

203 4630

58.76

1,200.00

Nov 23, 2008

31J/15

203 4631

58.76

1,200.00

Nov 23, 2008

31J/15

203 4632

58.75

1,200.00

Nov 23, 2008

31J/15

203 4633

58.75

1,200.00

Nov 23, 2008

31J/15

203 4634

58.75

1,200.00

Nov 23, 2008

31J/15

203 4635

58.75

1,200.00

Nov 23, 2008

31J/15

203 4636

58.74

1,200.00

Nov 23, 2008

31J/15

203 4637

58.74

1,200.00

Nov 23, 2008

31J/15

203 4638

58.74

1,200.00

Nov 23, 2008

31J/15

203 4639

58.74

1,200.00

Nov 23, 2008

-----------------------------------------------------------------------------------------------------------

TOTALS:

16 Claims

940.04

19,200.00

-----------------------------------------------------------------------------------------------------------

Description, Location and Access

The property is located approximately 200 km northwest of Montreal and 65-70 km northeast of a small city, Mont-Laurier (Figure 1 and 2). It is centered on Latitude 46°55¢30²North and Longitude 74°58¢30²West and occurs within NTS Map sheet 31J/15.

The property is easily accessible by provincial highways and paved roads from major centers of Quebec and Quebec (Figure 2). For example from Montreal, highways 15 and 117, and from Ottawa-Hull area, highways 309 and 311 are used to reach the city of Mont-Laurier, which is located 65-70 km southwest of Lac Dube property. From Mont-Laurier, the two paved roads (highways 309 and 311) linking the two logging/gravel roads (Chemin des Pionniers and Rivere du Lievre) can be used to access the northwest and south ends of the property. Several secondary but drivable logging roads and ATV trails, originating from these major logging roads, allow access to most of the claims.

Mont-Laurier is the closest full service community providing excellent infrastructure and skilled manpower. In addition to this city, two small farming communities of Lac St. Paul and Mont St. Michel, located approximately 25 and 20 kilometers southwest of the property, respectively, could also be used for a short term exploration base. A pair of high voltage power lines passing just few kilometers east of Lac Dube property.

Figure 1

81°0'W
78°0'W
75°0'W
72°0'W
69°0'W
66°0'W
63°0'W
60°0'W
57°0'W
54°0'W
62°0'N
60°0'N
58°0'N
56°0'N
54°0'N
52°0'N
50°0'N
48°0'N
46°0'N
44°0'N
Akulivik
Labrador Sea
Inukjuak
Hudson Bay
Caniapiscau
Newfoundland and Labrador
Chisasibi
Eastmain
QUEBEC
Sept-Iles
Chibougamau
Matagami
Gaspe
Gulf of St Lawrence
Chicoutimi
Val d'Or
LAC DUBE PROPERTY
Quebec City
New Brunswick
Mont-Laurier
Nova Scotia
Montreal
Ontario
U.S.A.

FIGURE 1: LOCATION MAP ~ LAC DUBE PROPERTY

0 50 100 200 300 Kilometers

Source: Government of Quebec, Spatial Data 2007. Stats Canada, 2002.

Figure 2

QUEBEC

FIGURE 3

75°1'W
75°W
74°59'W
74°58'W
74°57'W
74°56'W
74°55'W
46°58'N
46°57'N
46°56'N
46°55'N
46°54'N
46°53'N
Lac Windigo
Lac Lois
Lac des Iles
Lac Georges
Lac Spruce
Lac Dube
Lac Allen
Lac Baker
2034636
2034637
2034638
2034639
2034632
2034633
2034634
2034635
2034627
2034631
2034628
2034629
2034630
2034624
2034625
2034626
Major Road
Limited Use Road

FIGURE 3: CLAIM MAP ~ LAC DUBE PROPERTY

0 0.25 0.5 1 1.5 Kilometers

Source: Government of Quebec, Spatial Data 2007. Stats Canada, 2002.

Claims Map

Mineralization and Exploration History

The Mont-Laurier area first experienced uranium exploration in 1956. However, it was not until 1967, when a prospector, Mr. L. Lavoie, collected a sample that yielded 2 pounds/ton U3O8 (1000 ppm) on the property presently held by Nova Uranium Corporation (Moore and Harris 2005), located few kilometers west of current Lac Dube property.

Following the uranium discovery, numerous exploration companies and individuals started the staking rush to acquire grounds in the area. The most active exploration and development work after the discovery was conducted from late 60’s to 70’s by Canadian Johns Manville Company Ltd. who explored the discovery area (also known as Mekoos area) in detail. Other companies, who also conducted significant work from early 70’s to mid-80 in the area, include Mont-Laurier Uranium Corp., Allied Mining Corp., Gulf Minerals Canada Ltd., Seneca Development Ltd., United Asbestos Corp., Perodeau Mining Inc. and Soquem. These companies and other individuals carried out exploration programs that included ground scintillometre prospecting, ground and airborne magnetic and radiometric surveys, line cutting, geological mapping, stream sediments and soil geochemical surveys, bulk sampling, trenching and diamond drilling.

The majority of historical work by these companies was concentrated in Leman Township that resulted into discoveries of Hanson Lake, Tom Dick, JRB-4 and few other prospects and numerous occurrences. Adjacent Franchere Township, host to current Lac Dube property, also experienced fair amount of exploration work by companies, such as Gulf Minerals Canada Ltd., Canadian Johns Manville and Bomet Mines Ltd., but no significant uranium mineralization was discovered.

Geological Report: Lac Dube claims

We have obtained a geological report on the Lac Dube claims that was prepared by Ike A. Osmani, M.Sc., P.Geo., Coast Mountain Geological Ltd., Vancouver, BC.  In his report, Mr. Osami reports that the Lac Dube claims have no history of Uranium deposits but due to very little exploration on this property, further work should be done.

We do not have an agreement with Mr. Osami to provide further geological services for planned exploration work on the Lac Dube claims.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of Quebec, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work.  We would avoid having to post a bond required if we do not significantly disturb the surface of the land.

In addition, production of minerals in the province of Quebec requires prior approval of applicable governmental regulatory agencies. This would almost certainly require a feasibility study and an environmental impact report. We can provide no assurance to investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Plan of Operation

1.

Construction of a grid, at 100 m line spacing, in selected areas, for example, the southwestern and northwestern parts of the property.

2. Ground magnetic and radiometric surveys over the newly cut grid as stated above.

3. Prospecting and extensive sampling for uranium mineralization to be carried out over the entire property but greater emphasis should be given in the areas of favorable geophysical anomalies. Although no rare metal occurrence (e.g., niobium, tantalum and lithium) has been reported to date on the property or in the general area, it is recommended here that selected pegmatite samples, especially those containing two-mica (biotite and muscovite) pegmatites, should also be analyzed for these metals. The uranium-bearing pegmatites are often enriched in rare metals.

4. Bedrock mapping, at a scale of 1:5,000 or 1:10,000, over the entire property with emphasis on structural aspects of the survey is recommended. The bedrock mapping should also be accompanied with selected sampling for whole rock and trace element analyses.

4.

A second phase of exploration program, including diamond drilling should follow if positive results were achieved from the works stated in recommendations 1 to 4.

BUDGET

PHASE I

Line cutting (grid construction)………………………………………………$17,500

@$350/line-km x 50 line-km @100m spacing

Ground magnetometer survey………………………………………………..$5,000

(@$100/line-km x 50 km)

Ground radiometric Survey…………………………………………………...$5,000

Contingency (10%)…………………………………………………………....$2,750

Total………………………………………………………………………..….$30,000

PHASE II

Prospecting (15 days)…………………………………………………….….$25,000

(wages for two prospectors + accommodations,

meals, fuel and supplies)

Assays………………………………………………………………………..    $3,000

Contingency (10%)………………………………………………………   …..$2,800

Total……………………………………………………………………………$30,800

PHASE III

Geological mapping (20 days)……………………………………...……….$30,000

(wages for one project geologist and two assistants +

accommodations, meals, vehicles, fuel and supplies)

Assays and whole rock analyses……………………………………………..$3,000

Reports and maps…………………………………………………………..….$8,000

Contingency (10%)………………………………………………………….....$4,100

Total…………………………………………………………………………...$45,100

GRAND TOTAL (Phase I, II and III)……………………………………...$105,900

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  Our management is prepared to provide us with short-term loans, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  Management feels that having our shares quoted on the OTC Bulletin Board quotation system may make attracting further capital easier.

We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise.  Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Lac Dube claims.  We have not undertaken any efforts to locate a joint venture partner.  There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.  We may also pursue acquiring interests in alternate mineral properties in the future.

Results of Operations for Period Ending March 31, 2008

We did not earn any revenues during the period ending March 31, 2008.  We have not commenced the exploration program that is part of our business plan and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $26,217 for the period from our inception on January 12, 2000 to March 31, 2008. These operating expenses were comprised of legal and organizational costs of $11,635, mineral exploration costs of $14,582. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description of Property

By a mineral property purchase agreement dated March 25, 2008, the Company acquired a 100% undivided right, title and interest in and to two mineral claims known collectively as the Lac Dube claims.  We do not own or lease any property other than the Lac Dube claims.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached        to our outstanding shares of common stock;

  *  our  promoters, Mr. David Keating and Mr. Mathew Elsner;  and

  *  Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our president, Mr. David Keating, provides management services and office premises to us free of charge.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on     the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 38 registered shareholders.

Rule 144 Shares

When this registration statement becomes effective a total of 5,100,000 share of our common stock will be eligible for trading in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 51,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on    Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,100,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on June 30, 2004 to June 30, 2004, and subsequent to that period to the date of this prospectus.

Annual Compensation

NAME	TITLE	YEAR	SALARY	BONUS	OTHER COMPENSATION

David Keating	President/Treasurer	2007	-0-	-0-	-0-
		2008	-0-	-0-	-0-

Mathew Elsner	Secretary	2007	-0-	-0-	-0-
		2008	-0-	-0-	-0-

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Keating and do not pay him any amount for acting as a director.

Financial Statements

TABLE OF CONTENTS

F1. Independent Auditor’s Report

F2. Balance Sheet as at March 31, 2008

F3. Statement of Operations for the year ended March 31, 2008 and for the period January 13, 2000 through March 31, 2008

F4. Statement of Cash Flows for the year ended March 31, 2008 and for the period January 13, 2000 through June 30,2007

F5. Statement of Stockholders' Equity as at March 31, 2008

F6 – F8  . Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Brazos International Exploration, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheets of Brazos International Exploration, Inc. (An Exploration Stage Company) as of March 31, 2008 and March 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2008, from inception on January 11, 2007 through March 31, 2007, and from inception on January 11, 2007 through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brazos International Exploration, Inc. (An Exploration Stage Company) as of March 31, 2008 and March 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2008, from inception on January 11, 2007 through March 31, 2007, and from inception on January 11, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has no sales and has incurred a net loss of $26,217 since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 27, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

F-1

BRAZOS INTERNATIONAL EXPLORATION, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

ASSETS
	March 31,	March 31,
	2008	2007

Current Assets:
Cash	$ 10,383	$ -

Total Assets	$ 10,383	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:	$ -	$ -
Total Current Liabilities	$ -	$ -

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 5,000,000, none issued	-	-
Common stock, $.001 par value; 70,000,000 shares authorized
5,100,000 and 1,100,000 sharers issued and outstanding respectively	5,100	1,100
Additional paid in capital	31,500	-
Accumulated deficit during exploration stage	(26,217)	(1,100)

Total Stockholders' Equity (Deficit)	10,383

Total Liabilities and Stockholders' Equity (Deficit)	$10,383	$1,100

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

28                                                                                                              F-2

BRAZOS INTERNATIONAL EXPLORATION, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the year	From	From
	ended	January 11, 2007	January 11, 2007
	March 31	(Date of inception)	(Date of inception)
	2008	to March 31, 2007	to March 31, 2008

Revenue:	$ -	$ -	$ -

Operating Expenses:
Exploration costs	14,582	-	14,582
General & administrative	10,535	1,100	11,635
Total Operating Expenses	25,117	1,100	26,217
Provision for Income Taxes	-	-	-
NET (LOSS)	$ (25,117)	$ (1,100)	$ (26,217)

Net (Loss) Per Common Share	$ (0.01)	$0.00
(Basic and Fully Diluted)

Weighted Average Shares	1,900,000	1,100,000
of Common Stock Outstanding

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                                                                                         F-3

BRAZOS INTERNATIONAL EXPLORATION, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

FROM JANUARY 11, 2007 (DATE OF INCEPTION) TO MARCH 31, 2008

		Preferred Stock			Common Stock			(Deficit)
							Additional	accumulated
	Shares			Shares			Paid-In	during exploration
	Issued		Amount	Issued		Amount	Capital	stage	Total

	-		$ -	1,100,000		$1,100	$ -	$ (1,100)	$ -
Net (Loss)	-		-	-		-	-	-	-
Balance March 31, 2007				1,100,000				$ (1,100)

Issuance of common stock for cash at $.01 per share
December 12, 2007				3,500,000		3,500	31,500		35,000

Issuance of common stock for claims @ $0.001 per
share March 25, 2008				500,000		500	-		500

Net Income (loss)								(25,117)	(25,117)

BALANCE- March 31, 2008	-		-	6,200,000		5,100	31,500	(26,217)	10,383

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                                                                                  F-4

BRAZOS INTERNATIONAL EXPLORATION, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

	For the year	From January 11, 2007	From January 11, 2007
	ended	(Date of inception)	(Date of inception)
	March 31,	to March 31,	to March 31,
	2008	2007	2008
Operating Activities:
Net Loss	$ (25,117)	$ -	$ (26,217)
Adjustments to reconcile net (loss) to net cash provided
by operating activites:
Issuance of stock for services rendered	-	-	1,100
Issuance of stock for claims	500		500

Net Cash Used in Operating Activities	(24,617)	-	(24,617)

Investing Activities:	-	-	-

Financing Activities:
Issuance of common stock for cash	35,000	-	35,000
Receipt of Stock subscription receivable	-	-	-
Net Cash Provided by Financing Activities	35,000	-	35,000

Net Increase (Decrease) in Cash	10,383	-	10,383

Cash at Beginning of Year	-	-	-

Cash at End of Year	$ 10,383	$ -	$ 10,383

Non-Cash Investing & Financing Activities
Issuance of stock for management services rendered	$ -	$ -	$1,100
Issuance of stock for claims purchase	$ 500	1100	$ 500

                                                                                                            F-5

BRAZOS INTERNATIONAL EXPLORATION, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

Brazos International Exploration, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on January 11, 2007.  The Company’s activities to date have been limited to organization and capital formation.  The Company is (SFAS NO.7)“an exploration stage company” and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit.  The Company has adopted March 31 as its fiscal year end.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price

                                                                               F6

during the period.  Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

FSP FAS 123(R)-5 was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP have been applied in the first quarter of 2007.  The Company does not expect its adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 allows companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 will become effective for the Company beginning in fiscal 2009. The Company is currently evaluating what effects the adoption of SFAS 159 will have on the Company’s future results of operations and financial condition.

                                                                                                   F-7

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original FASB Statement No. 141.  This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer:

a.

Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

NOTE 3 – MINERAL CLAIMS

On March 19, 2007, the Company entered into an agreement with Mr. Michael Carr of Calgary, Alberta, Canada, whereby he agreed to sell us a total of 21 units comprising two large blocks of mineral claims located approximately 16 kilometers from the village of Long Lake, Ontario. Mr. Carr agreed to hold these claims in trust on our behalf for the sum of $10,000 and 500,000 shares of stock for a 100% undivided right, title and interest in and to these claims.

NOTE 4 – COMMON STOCK

The Company issued 1,100,000 shares of its common stock on January 11, 2007in exchange for services rendered valued at $1,100.

During the year ended June 30, 2007 the Company issued 3,500,000 shares of its common stock in exchange for cash.  The shares were valued at $.01 per share for an aggregate value of $35,000.

The Company issued 500,000 shares of its common stock in March 2007 as a partial payment for the acquisition of mineral claims (see Note 3).  These shares were valued at $.001 per share for an aggregate value of $500.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $ 26,217 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                                                                                              F8

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at  http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

UNTIL_____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS